UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2005

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-10792 (Commission File Number)	35-1562417 (IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana (Address of Principal Executive Offices)	46360 (Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 27, 2005, Horizon Bancorp announced that Craig M. Dwight, President and Chief Executive Officer, and Thomas H. Edwards, Executive Vice President and Chief Operating Officer, will make a presentation at the 10th Annual Howe Barnes Investments, Inc. Community Bank Conference in Chicago, Illinois. The presentation is scheduled for 3:30 p.m. on May 31, 2005. Additional information on the conference, including information on accessing the conference webcast, is included in the press release attached as Exhibit 99.1 to this Current Report. The presentation materials are available on our website at www.accesshorizon.com and a copy of the materials also is attached as Exhibit 99.2 to this Current Report.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not been deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated May 27, 2005

	99.2	Text of Investor Conference Presentation for May 31, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized. Date: May 27, 2005

Horizon Bancorp By: /s/ Craig M. Dwight —————————————— Craig M. Dwight President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

99.1	Press Release dated May 27, 2005	Attached

99.2	Text of Investor Conference Presentation for May 31, 2005.	Attached